April 30, 2009

As counsel for Columbia Acorn Trust (the “Registrant”), Bell, Boyd & Lloyd LLC issued an opinion dated September 24, 2002 (the “Opinion”) for the Registrant’s series designated Columbia Acorn Fund (formerly designated Liberty Acorn Fund), Columbia Acorn International (formerly designated Liberty Acorn International), Columbia Acorn USA (formerly designated Liberty Acorn USA), Columbia Acorn Select (formerly designated Liberty Acorn Twenty), Columbia Acorn International Select (formerly designated Liberty Acorn Foreign Forty) and Columbia Thermostat Fund filed with the Registrant’s registration statement on Form N-1A on September 24, 2002 (Securities Act file No. 2-34223). Effective on March 1, 2009, Bell, Boyd & Lloyd LLP combined its practice with that of K&L Gates LLP; accordingly, this consent is submitted by K&L Gates LLP. We hereby consent to the incorporation by reference of the Opinion as part of Post-Effective Amendment No. 84 to the registration statement.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ K&L Gates LLP